GOLDEN GOLIATH RESOURCES LTD.

INFORMATION CIRCULAR

SOLICITATION OF PROXIES

THIS MANAGEMENT INFORMATION CIRCULAR (“MANAGEMENT INFORMATION CIRCULAR”) IS PROVIDED IN CONECTION WITH THE SOLICITATION BY MANAGEMENT OF GOLDEN GOLIATH RESOURCES LTD. (THE “CORPORATION”) of proxies from the holders of common shares (the “Common Shares”) for the annual and special general meeting of the shareholders of the Corporation (the “Meeting”) to be held on Tuesday, February 8, 2005 at the time and place for the purposes set forth in the Notice of Meeting.

Although it is expected that the solicitation of proxies will be primarily by mail, proxies may also be solicited personally or by telephone, facsimile or other proxy solicitation services. In accordance with National Instrument 54-101, arrangements have been made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Common Shares (as defined below) held of record by such persons and the Corporation may reimburse such persons for reasonable fees and disbursements incurred by them in doing so. The costs thereof will be borne by the Corporation.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named (the “Management Designees”) in the enclosed instrument of proxy (“Instrument of Proxy”) have been selected by the directors of the Corporation and have indicated their willingness to represent as proxy the shareholder who appoints them. A shareholder has the right to designate a person (whom need not be a shareholder) other than the Management Designees to represent him or her at the Meeting. Such right may be exercised by inserting in the space provided for that purpose on the Instrument of Proxy the name of the person to be designated and by deleting therefrom the names of the Management Designees, or by completing another proper form of proxy and delivering the same to the transfer agent of the Corporation. Such shareholder should notify the nominee of the appointment, obtain the nominee’s consent to act as proxy and should provide instructions on how the shareholder’s shares are to be voted. The nominee should bring personal identification with him to the Meeting. In any case, the form of proxy should be dated and executed by the shareholder or an attorney authorized in writing, with proof of such authorization attached (where an attorney executed the proxy form). In addition, a proxy may be revoked by a shareholder personally attending at the Meeting and voting his shares.

A form of proxy will not be valid for the Meeting or any adjournment thereof unless it is completed and delivered to the Corporation’s transfer agent, Computershare Trust Company of Canada at 100 University Avenue, Toronto, Ontario, M5J 2Y1, at least forty-eight (48) hours, excluding Saturdays, Sundays and holidays, before the Meeting or any adjournment thereof. Late proxies may be accepted or rejected by the Chairman of the Meeting in his discretion, and the Chairman is under no obligation to accept or reject any particular late proxy.

A shareholder who has given a proxy may revoke it as to any matter upon which a vote has not already been cast pursuant to the authority conferred by the proxy. In addition to revocation in any other manner permitted by law, a proxy may be revoked by depositing an instrument in writing executed by the shareholder or by his authorized attorney in writing, or, where the shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized, either at the registered office of the Corporation at Suite 711, 675 West Hastings Street, Vancouver, British Columbia, V6B 1N2 or with Computershare Trust Company of Canada at 100 University Avenue, Toronto, Ontario, M5J 2Y1, at any time up to and including the last business day preceding the date of the Meeting, or any adjournment thereof at which the proxy is to be used, or by depositing the instrument in writing with the Chairman of such Meeting on the day of the Meeting, or any adjournment thereof. In addition, a proxy may be revoked by the shareholder personally attending the Meeting and voting his shares.

ADVICE TO BENEFICIAL SHAREHOLDERS

The information set forth in this section is of significant importance to many shareholders, as a substantial number of shareholders do not hold Common Shares in their own name. Shareholders who hold their Common Shares through their brokers, intermediaries, trustees or other persons, or who otherwise do not hold their Common Shares in their own name (referred to in this Management Information Circular as “Beneficial Shareholders”) should note that only proxies deposited by shareholders who appear on the records maintained by the Corporation’s registrar and transfer agent as registered holders of Common Shares will be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a Beneficial Shareholder by a broker, those Common Shares will, in all likelihood, not be registered in the shareholder’s name. Such Common Shares will more likely be registered under the name of the shareholder’s broker or an agent of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for the Canadian Depositary for Securities, which acts as nominee for many Canadian brokerage firms). Common Shares held by brokers (or their agents or nominees) on behalf of a broker’s client can only be voted (for or against resolutions) at the direction of the Beneficial Shareholder. Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for the broker’s clients. Therefore, each Beneficial Shareholder should ensure that voting instructions are communicated to the appropriate person well in advance of the Meeting.

Existing regulatory policy requires brokers and other intermediaries to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings. The various brokers and other intermediaries have their own mailing procedures and provide their own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their Common Shares are voted at the Meeting. The form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is substantially similar to the Instrument of Proxy provided directly to registered shareholders by the Corporation. However, its purpose is limited to instructing the registered shareholder (i.e., the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder. The vast majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communications (“ADP”) in Canada. ADP typically prepares a machine-readable voting instruction form, mails those forms to Beneficial Shareholders and asks Beneficial Shareholders to return the forms to ADP, or otherwise communicate voting instructions to ADP (by way of the Internet or telephone, for example). ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting. A Beneficial Shareholder who receives an ADP voting instruction form cannot use that form to vote Common Shares directly at the Meeting. The voting instruction forms must be returned to ADP (or instructions respecting the voting of Common Shares must otherwise be communicated to ADP) well in advance of the Meeting in order to have the Common Shares voted. If you have any questions respecting the voting of Common Shares held through a broker or other intermediary, please contact that broker or the intermediary for assistance.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his broker, a Beneficial Shareholder may attend the Meeting as proxyholder for the registered shareholder and vote the Common Shares in that capacity. Beneficial Shareholders who wish to attend the Meeting and indirectly vote their Common Shares as proxyholder for the registered shareholder, should enter their own names in the blank space on the form of proxy provided to them and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker.

All references to shareholders in this Management Information Circular and the accompanying Instrument of Proxy and Notice of Meeting are to registered shareholders unless specifically stated otherwise.

VOTING OF PROXIES

Each shareholder may instruct his proxy how to vote his Common Shares by completing the blanks on the Instrument of Proxy. All Common Shares represented at the Meeting by properly executed proxies will be voted or withheld from voting (including the voting on any ballot), and where a choice with respect to any matter to be acted upon has been specified in the Instrument of Proxy, the Common Shares represented by the proxy will be voted in accordance with such specification. In the absence of any such specification as to voting on the Instrument of Proxy, the Management Designees, if named as proxy, will vote in favour of the matters set out therein. In the absence of any specification as to voting on any other form of proxy, the Common Shares represented by such form of proxy will be voted in favour of the matters set out therein.

The enclosed Instrument of Proxy confers discretionary authority upon the Management Designees, or other persons named as proxy, with respect to amendments to or variations of matters identified in the Notice of Meeting and any other matters which may properly come before the Meeting. As of the date hereof, the Corporation is not aware of any amendments to, variations of or other matters which may come before the Meeting. In the event that other matters come before the Meeting, then the Management Designees intend to vote in accordance with the judgment of management of the Corporation.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The Corporation is authorized to issue an unlimited number of common shares (previously defined as “Common Shares”). As at the effective date of the Management Information Circular (the “Effective Date”), which is December 15, 2004, the Corporation has 37,235,200 Common Shares without nominal or par value outstanding. The Common Shares are the only securities entitled to be voted at the Meeting, and holders of Common Shares are entitled to one vote for each Common Share held.

Holders of Common Shares of record at the close of business of December 15, 2004 (the “Record  Date”) are entitled to vote such Common Shares at the Meeting on the basis of one vote for each Common Share held except to the extent that, (a) the holder has transferred the ownership of any of his Common Shares after the Record Date, and (b) the transferee of those Common Shares produces property endorsed share certificates, or otherwise establishes that he owns the Common Shares, and demand not later than ten (10) days before the day of the Meeting that his name be included in the list of persons entitled to vote at the Meeting, in which case the transferee will be entitled to vote his Common Shares at the Meeting.

To the knowledge of the directors and Executive Officers (as hereinafter defined in “Compensation of Executive Officers”) of the Corporation, as at the Effective Date, no person, firm or corporation beneficially owned, directly or indirectly, or exercised control or direction over voting securities carrying more than 10% of the voting rights attached to any class of voting securities of the Corporation.

ELECTION OF DIRECTORS

Management is proposing to nominate eight (8) directors. The following table sets forth the name of each of the persons proposed to be nominated for election as a director, all positions and offices in the Corporation presently held by such nominee, the nominee’s municipality of residence, principal occupation at the present and during the preceding five years, the period during which the nominee has served as a director, and the number and percentage of Common Shares of the Corporation that the nominee has advised are beneficially owned by the nominee, directly or indirectly, or over which control or direction is exercised, as of the Effective Date.

Unless otherwise directed, it is the intention of the Management Designees, if named as proxy, to vote for the election of the persons named in the following table to the Board of Directors. Management does not contemplate that any of such nominees will be unable to serve as directors; however, if for any reason any of the proposed nominees do not stand for election or are unable to serve as such, proxies held by Management Designees will be voted for another nominee in their discretion unless the shareholder has specified in his form of proxy that his Common Shares are to be withheld from voting in the election of directors.  Each director elected will hold office until the next annual general meeting of shareholders or until his successor is duly elected, unless his office is earlier vacated in accordance with the by-laws of the Corporation or the provisions of the Business Corporations Act (British Columbia) to which the Corporation is subject.

Name, Municipality of Residence(1) and Present Position with the Corporation	Principal Occupation for Preceding Five Years	Year First Elected	Number and Percentage of Shares Owned or Over Which Control is Exercised(2)
J. Paul Sorbara	Geologist; President and Director of	1997	1,069,600(4)
Surrey, B.C. President, Director and Promoter	Minera Delta S.A. de C.V. since 1992 and President and Director of Sorbara Geological Consulting Limited since August 1986		(2.9%)
Dennis S. Fong Chief	Self employed Chartered Accountant	1998	290,500
Financial Officer and Director	since 1980; Vice-President Corporate Finance Hastings Management Corp. since 1998		(<1%)
Daniel Nofrietta Fernandez	Geologist and President and	1997	1,115,500
Chihuahua, Mexico Director	Director of Exploration of Minera Delta S.A.de C.V. since July 1992		(3%)
Richard W. Hughes(3)	President and Director of various	1998	350,000
Sechelt, B.C. Director	mining, exploration and development companies; President of Hastings Management Corp. since 1982		(1%)
Edward K. Sorbara	Principal, the Sorbara Group and	1997	361,625
Toronto, Ontario Director	President and Director of Sorbara Services Limited, a real estate development and investment group since 1967		(1%)
Sean Boyd(3) Toronto, Ontario Director	Chartered Accountant, has been with Agnico-Eagle since 1985 and was appointed President and CEO in February 1998	2000	Nil
Andrew MacG. Robertson(3)	Civil Engineer; President of Robertson Geo Consultants Inc. since 1994, Chairman of InfoMine Inc. Since 1994	1998	201,000(5)
West Vancouver, B.C. Director			(<1%)

Name, Municipality of

Number and

Residence(1) and Present

Year

Percentage of Shares

Position with the

Principal Occupation for

First

Owned or Over Which

Corporation

Preceding Five Years

Elected

Control is Exercised(2)

Rob Hutchinson

President of E. Charge Canada

2000

286,500

Surrey, B.C.

Corporation since 1997; President

(<1%)

Director

and Founder of Summit Network

Integrators Corporation from 1995

to 1997

(1)

The information as to municipality of resident and past occupation, not being within the knowledge of the Company, has been furnished by the respective directors individually.

(2)

The information as to the number of voting shares beneficially owned or over which a director exercises control or discretion, not being within the knowledge of the Company, has been furnished by the respective directors individually.

(3)

Denotes members of the Company’s Audit Committee.

(4)

These shares are registered in the name of Sorbara Geological, a private company owned by Paul Sorbara, President of the Company.

(5)

These shares are registered in the name of A. MacG. Robertson & Associates Inc. and A. MacG. Holdings Inc., of which Andrew MacG. Robertson is the sole owner of all issued voting shares.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth all annual and long term compensation for services in all capacities to the Corporation for the three most recently completed fiscal years, in respect of the individual(s) who were, at the end of the most recently completed fiscal year, acting in a capacity similar to Chief Executive Officer of the Corporation and the four most highly compensated Executive Officers whose compensation was greater than $100,000 (“Named Executive Officer(s)”).

		Annual Compensation			Long Term Compensation
					Awards		Payouts
				Other		Restricted		All
				Annual	Securities	Shares or		other
Name and Principal				Compen-	Under	Restricted	LTIP	Compen
Position	Year	Salary	Bonus	sation (1)	Options	Shares	Payouts	-sation
		($)	($)	($)	(#)	Units	($)	($)
($)
J. Paul Sorbara	200	83,000)	Nil	Nil	150,000	Nil	Nil	Nil
President	4	60,000(1)	Nil	Nil	50,000	Nil	Nil	Nil
	200	60,000(1)	Nil	Nil	Nil	Nil	Nil	Nil
3
200
2
Dennis Fong	200	Nil	Nil	Nil	150,000	Nil	Nil	Nil
Chief Financial Officer	4	Nil	Nil	Nil	50,000	Nil	Nil	Nil
	200	Nil	Nil	Nil	Nil	Nil	Nil	Nil
3
200
2

(1)

Annual compensation paid to a private company owned and controlled by J. Paul Sorbara, President of the Company.

Notes:

(1)

“SARs” or “Stock appreciation right” means a right granted by the Corporation as compensation for services rendered, to receive a payment of cash or an issue or transfer of securities based wholly or in part on changes in the trading price of publicly traded securities of the Corporation.

(2)

“LTIP” or “long term incentive plan” means any plan which provides compensation intended to serve as incentive for performance to occur over a period longer than one financial year, but does not include option or stock appreciation right plans or plans for compensation through restricted shares or restricted share units.

Compensation of Directors

The Corporation has no arrangements, standard or otherwise, pursuant to which directors were compensated for their services in their capacity as directors during the most recently completed financial year.

Directors participate in the Corporation’s incentive stock option plan. During the financial year ended August 31, 2004, 25,000 options were granted Daniel Nofrietta Fernandez, 80,000 options were granted to Richard Hughes, 25,000 options were granted to Andrew MacG. Robertson, 50,000 options were granted to Edward Sorbara and 50,000 options were granted to Sean Boyd to purchase Common Shares of the Corporation at a price of $0.36.

Please refer to “Interest of Management and Others in Material Transactions” for details of other payments to directors.

Option/SAR Grants During the Most Recently Completed Financial Year

The following table sets forth stock options granted to the Named Executive Officers during the year ended August 31, 2004:

Name	Securities Under Options/SAR s Granted (#)	% of Total Options/SAR s Granted to Employees in Financial Year	Exercise or Base Price ($/Security)	Market Value of Securities Underlying Options/SARs on the Date of Grant ($/Security)	Expiration Date
J. Paul Sorbara	150,000/nil	22%	$0.36	$0.36	Nov. 10, 2008
Dennis S. Fong	150,000/nil	22%	$0.36	$0.36	Nov. 10, 2008

Aggregated Option/SAR Exercises During the Most Recently Completed Financial Year and Financial Year-End Option/SAR Values

The following table sets forth information for each Named Executive Officer in respect of each exercise of options and free standing SARs, if any, during the Corporation’s most recent fiscal year and the fiscal year end of unexercised options and SARs.

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)	Unexercised Options at Financial Year-End (#) Exercisable/Unexercisable	Value of Unexcercised In the Money Options at Financial Year-End(1) ($) Exercisable/Unexercisable
J. Paul Sorbara	none	n/a	600,000/nil	nil/nil
Dennis S. Fong	none	n/a	500,000/nil	nil/nil

(1)

Unexercised “in the money” options refer to the options in respect of which the market value of the underlying securities as at the fiscal year-end exceeds the exercise price of the option.

Long-Term Incentive Plans – Awards in Most Recently Completed Fiscal Year

The Corporation has not had and does not currently have any long term incentive plans other than options granted from time to time under its incentive stock option plan.

Pension and Retirement Plans and Payments Made Upon Termination of Employment

The Corporation does not have any pension or retirement plan. The Corporation has not provided compensation, monetary or otherwise, during the preceding fiscal year, to any person in connection with or related to the retirement, termination or resignation of such person and the Corporation has provided no compensation to such persons as a result of change of control of the Corporation, its subsidiaries or affiliates. The Corporation is not party to any compensation plan or arrangement resulting from the resignation, retirement or termination of employment of such persons.

EMPLOYMENT/MANAGEMENT CONTRACTS

The Corporation intends on paying each of J. Paul Sorbara and Daniel Nofrietta Fernandex monthly salaries of $10,000 and $3,500 respectively.

Hastings Management Corp., a company wholly owned by Richard Hughes, was paid $38,500 for the year ending August 31, 2004, pursuant to administrative services provided to the Company including supervising and administering the financial requirements of the Company’s business, producing quarterly accounts in accordance with the public recording requirements of the Company’s business; communication with various regulatory authorities in order to ensure compliance with all applicable laws; assisting in the preparation of news releases, promotional materials and other documents required to be disseminated to the public and responding to any requests for information or questions which may be posed by the public, providing access to secretarial services and legal consultation; providing office space, office furniture, boardroom facilities, access to photocopier, fax and such other amenities normally associated with executive offices.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

During the most recently completed financial year, no director or senior officer, nominee for election as a director, nor any of their respective associates or affiliates, is, or has been at any time since the beginning of the last completed financial year, been indebted to the Corporation nor has any such person been indebted to any other entity where such indebtedness is the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding, provided by the Corporation.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Other than as set forth herein and below, or as previously disclosed, the Corporation is not aware of any material interests, direct or indirect, by way of beneficial ownership of securities or otherwise, of any director or Named Executive Officer, proposed nominee for election as a director or any shareholder holding more than 10% of the voting rights attached to the Common Shares or any associate or affiliate of any of the foregoing in any transaction in the preceding financial year or any proposed or ongoing transaction of the Corporation which has or will materially affect the Corporation.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

Appointment of Auditor

The Shareholders of the Corporation will be asked to vote for the re-appointment of Morgan & Company, Chartered Accountants, as auditor of the Corporation. Unless such authority is withheld, the Management Designees, if named as proxy, intend to vote the Common Shares represented by any such proxy in favour of a resolution re-appointing Morgan & Company, Chartered Accountants, as auditor for the Corporation for the ensuing year, to hold office until the close of the next annual general meeting of shareholders or until the firm of Morgan & Company, Chartered Accountants is removed from office or resigns as provided by law or by the Corporation Articles, and authorizing the Board of Directors to fix the compensation of the auditors.

Replacement of Articles and Amendment of the Notice of Articles

The new British Columbia Business Corporation Act (the “New Act”) came into force on March 29, 2004 and replaced the British Columbia Company Act (the “Former Act”). The Board of Directors of the Corporation approved the transition of the Corporation under the New Act and the filing of the transition application containing a notice of articles (the “Notice of Articles”), which replaced the existing memorandum of the Corporation.

The Board of Directors have determined that it is in the best interests of the Corporation to adopt new articles (the “New Articles”) to replace its existing articles (the “Existing Articles”) to take advantage of certain business flexibilities available under the New Act.

The proposed Notice of Articles and Articles, which will govern the affairs of the Corporation if the replacement of Articles and amendment to the Notice of Articles is approved by Shareholders, will be available for viewing at any time until the date of the Meeting, by request to the Corporate Secretary of the Company c/o Suite 711, 675 West Hastings Street, Vancouver, BC V6B 1N2.

The Board of Directors have also determined that it is in the best interests of the Corporation to amend the Notice of Articles by changing the authorized capital of the Corporation from 100,000,000 common shares without par value to an unlimited number of common shares without par value pursuant to the New Act.

Set out below is a discussion of the changes proposed under the New Articles. These proposed changes to the New Articles include a discussion of the substantive changes included in the New Articles and changes included that are as a result of changes under the New Act. The New Articles incorporate a number of non-substantive changes, including the use of the new terminology adopted under the New Act. For example, “members” are now “shareholders” and “register of members” is now “central securities register” under the New Act. Many of these terminology and wording changes are not discussed in detail here, as they reflect statutory requirements that the Corporation cannot alter or amend.

The following is a discussion of the substantive changes proposed in the New Articles.

Borrowing Powers

Under the Existing Articles, the Corporation may mortgage, charge, whether by way of specific or floating charge, or give other security on the undertaking, or on the whole or any part of the property and assets, of the Corporation (both present and future). However, under the New Act, companies are now also permitted, without restriction, to guarantee repayment of money by any other person or the performance of any obligation of any other person. This change reflects the modernization of corporate legislation to effectively respond to increasingly complex financial transactions that companies may enter into in the course of their business. As a result, the New Articles propose that the Corporation also be able to guarantee the repayment of money by any other person or the performance of any obligation of any other person. Management believes that it is in the best interests of the Corporation to allow for such a guarantee to permit the Corporation the maximum flexibility in possible future financial transactions, recognizing the duties directors have to ensure that the guarantee must always be in the best interest of the Corporation and its Shareholders.

Directors Authority to Set Auditor’s Remuneration

Under the New Act, the Corporation is, subject to Shareholder approval, permitted to include in the New Articles authorization for the directors to set the remuneration paid to the auditors of the Corporation. The Former Act required the Shareholders to set the remuneration or the Shareholders to authorize, on an annual basis, the directors to set the remuneration. Historically, Shareholders of the Corporation have always authorized the directors to appoint the auditors and to set the auditor’s remuneration. As a result, the inclusion of the authority for directors to set the auditor’s remuneration in the New Articles merely codifies existing practice. More importantly, however, this change also codifies new corporate governance rules and regulations relating to audit committees and the appointment and remuneration of auditors.

Special Majority for Resolutions

Under the Former Act, the majority of votes required to pass a special resolution at a general meeting was three-quarters of the votes cast on a resolution. Under the New Act, the Corporation is authorized to determine whether a special resolution requires two-thirds or three-quarters of the votes cast on a resolution. The Existing Articles did not state what the majority was for a special resolution, as this matter was dealt with under the Former Act. The New Articles propose that a special resolution require a majority of two-thirds of the votes cast on a resolution.

Share Issuances

Under the Former Act, the maximum discount or commission payable on the issuance of a share of the Company was 25%. Under the New Act the Corporation is, subject to Shareholder approval, now permitted to avoid setting a numerical maximum for a discount or commission payable on the issuance of a share but rather limit any discount or commission by a test of reasonableness. The New Articles provide that the Corporation be permitted to pay or offer the commission or discount as permitted in the New Act. Management of the Corporation believes that the 25% maximum limit should not be set out in the New Articles as such a limit does not consider factual circumstances nor apply a test of reasonableness. By limiting the discount or commission amounts payable by the test of reasonableness, exercised by directors with a duty to act in the best interest of the Corporation, the Corporation is provided greater flexibility in possible future transactions. In addition, since the Corporation is a public company, it is subject to the requirements of the TSX Venture Exchange on share issuances and discounts and commissions, which requirements are generally far more stringent than the Former Act provisions.

Publication of Advance Notice of Meeting

Under the Former Act, the Corporation was required to publish an advance notice of a general meeting of shareholders at which directors were to be elected in the manner required under the Former Act. Under the New Act, the Corporation is no longer required to publish an advance notice of general meetings of shareholders at which directors are to be elected.

The following are changes to the provisions contained in the New Act which have an effect on provisions contained in the Existing Articles:

Officers

Under the Existing Articles, the Corporation was required to have at least a President and Secretary as officers, and there had to be separate individuals holding those positions. In addition, the President was required to be a director of the Corporation. These were requirements under the Former Act. However, under the New Act, those requirements no longer exist, and as a result, it is proposed that the New Articles remove these requirements. Management and the Board of Directors believe that by removing these restrictions the Corporation is better able to meet its corporate governance obligations as to membership of the Board of Directors.

Share Certificates

Under the Existing Articles, a Shareholder is entitled to a share certificate representing the number of shares of the Corporation he or she holds. Under the New Act, a Shareholder is now entitled to a share certificate representing the number of shares of the Corporation he or she holds or a written acknowledgement of the Shareholder’s right to obtain such a share certificate. As a result, the New Articles have been amended to provide for this additional right. The addition of the ability to issue a written acknowledgement is very useful for public companies such as the Corporation, since it permits flexibility in corporate and securities transmissions.

Disclosure of Interest of Directors

Under the New Act, the provisions relating to the disclosure of interests by directors have been revised and updated. As directors of the Corporation are bound by these provisions, the New Articles have deleted reference to the old disclosure of interest provisions and refer to the provisions contained in the New Act.

Indemnity Provisions

Under the Former Act, the Corporation could only indemnify directors where it obtained prior court approval, except in certain limited circumstances. The Existing Articles provided for the Corporation to indemnify directors, subject to the requirements of the Former Act. Under the New Act, the Corporation is now permitted to indemnify a past or present director or officer of the Corporation without obtaining prior court approval in respect of an “eligible proceeding”. An “eligible proceeding” includes any legal proceeding relating to the activities of the individual as a director or officer of the Corporation. However, under the New Act, the Corporation will be prohibited from paying an indemnity if:

(a)

the party did not act honestly and in good faith with a view to the best interests of the Corporation;

(b)

the proceeding was not a civil proceeding and the party did not have reasonable grounds for believing that his or her conduct was lawful; and

(c)

the proceeding is brought against the party by the Corporation or an associated corporation.

As a result, the New Articles propose to allow the Corporation to indemnify directors, officers, employees and agents, subject to the limits imposed under the New Act. Management believes that it is in the best interests of the Corporation to allow the indemnification of directors, officers, employees and agents, subject to the limits and conditions of the New Act.

Delivery of Documents to Shareholders

As a result of changes under the New Act, the New Articles now permit the delivery of documents to a Shareholder by facsimile transmission, email and any other method permitted under securities legislation, so long as the Shareholder consents and provides its facsimile number, email address or other authorized delivery method. This change reflects recent developments under securities legislation. As part of its efforts to modernize and adopt new, less expensive methods of shareholder communication, management believes it is in the best interest of the Company to allow for facsimile transmission, email and other permitted methods of delivery of documents to Shareholders.

Proxies

As a result of changes under the New Act, the New Articles now permit Shareholders to deposit their proxies for shareholder meetings through the Internet or telephone voting services, in addition to the usual methods of mail or facsimile delivery. This reflects a general movement by companies to adopt easier and faster ways for Shareholders to communicate with them. As part of its efforts to modernize and adopt new, less expensive methods of shareholder communication, management believes it is in the best interest of the Corporation to allow for proxies to be deposited using the Internet or telephone voting services.

Holding of Annual General Meetings

Under the Former Act, annual general meetings were required to be held within 13 months of the last annual general meeting. The New Act allows for annual general meetings to be held once in each calendar year and not more than 15 months after the last annual general meeting and accordingly, the Corporation’s New Articles reflect this provision.

Location of Annual General Meetings

Under the Former Act, annual general meetings were required to be held in British Columbia, unless the Registrar of Companies (the “Registrar”) approved a location outside British Columbia. The New Act allows for annual general meetings to be held outside British Columbia without the need to obtain the Registrar’s approval, if the articles of a company so provide. The Corporation’s New Articles reflect this provision.

Shareholders of the Corporation will be asked at the Meeting to pass the following special resolution:

“RESOLVED, AS A SPECIAL RESOLUTION, THAT:

1.

The Pre-existing Company Provisions set forth in Part 16 of the Regulations to the New Act be removed and no longer apply to the Corporation.

2.

The Corporation increase its authorized share capital from 100,000,000 common shares without par value to an unlimited number of common shares without par value.

3.

The directors of the Corporation be authorized to instruct its agents to file a Notice of Alteration to a Notice of Articles in the required form reflecting the changes in paragraphs 1 and 2 above effective as of the time the Notice of Alteration to a Notice of Articles is filed with the Registrar of Companies.

4.

The existing Articles of the Corporation be cancelled, and the form of Articles made available to shareholders prior to the Meeting and submitted to the Meeting for approval be created and adopted as the Articles of the Corporation in substitution for the existing Articles.

5.

Any director or officer of the Corporation, signing alone, be authorized to execute and deliver all such documents and instruments, including the amendment to the Notice of Articles, and to do such further acts, as may be necessary to give full effect to these resolutions or as may be required to carry out the full intent and meaning thereof.”

A special resolution is a resolution passed by a majority of not less than 75% of the votes cast by those shareholders of the Corporation, who being entitled to do so, vote in person or by proxy at the Meeting.

Continuance of Share Option Plan

In accordance with the Exchange’s policy governing stock options, all issuers are required to adopt a share option plan pursuant to which stock options may be granted.

The Corporation currently has a share option plan (the “Plan”) as previously approved by the directors, and as also approved by the Shareholders of the Corporation at the Annual and General Meeting held on February 3, 2004. The Plan complies with the requirements of the Exchange Policy 4.4 for Tier 2 issuers. The Plan provides for the issuance of stock options to acquire up to 10% of the Corporation’s issued and outstanding capital as at the date of grant. This is a “rolling” plan as the number of shares reserved for issuance pursuant to the grant of stock options will increase as the Corporation’s issued and outstanding share capital increases.

The Exchange policy requires that such Plans be approved by shareholders annually, at the Corporation’s annual general meeting. Continuation of the Plan will be subject to the approval of the Shareholders of the Corporation and review and acceptance by the Exchange.

A copy of the Plan will be available at the Meeting for review by Shareholders. In addition, upon request, Shareholders may obtain a copy of the Plan from the Corporation prior to the Meeting.

The principal features of the Plan are as follows:

(a)

the option is non-assignable and non-transferable other than by will or the laws of descent and distribution;

(b)

for stock options granted to employees or other service providers (including management company employees), the Corporation is required to represent that the proposed optionee is a bona fide employee or service provider, as the case may be, of the Corporation or of any of its affiliates;

(c)

if an optionee ceases to be employed by the Corporation (other than as a result of termination with cause) or ceases to act as a director or officer of the Corporation or a subsidiary of the Corporation, any option held by such optionee may be exercised within 90 days after the date such optionee ceases to be employed as an officer or director or, as the case may be, or within 30 days if the optionee is engaged in investor relations activities and ceases to be employed to provide investor relations activities;

(d)

in the event of the death of an optionee, the optionee’s heirs or administrators may exercise any portion of the outstanding option up to a period of one year from the date of the optionee’s death or the termination date of the option , whichever is earlier;

(e)

the term of an option cannot exceed five years from the date of grant;

(f)

the options will be vested on a basis to be determined by the directors and may be vested immediately upon granting;

(g)

the maximum number of common shares that may be granted to an optionee within a one year period may not exceed 5% of the issued common shares at the time of grant (on a non-diluted basis);

(h)

any common shares subject to a share option which for any reason is cancelled or terminated without having been exercised shall again be available for grant under the Plan; and

(i)

the issuance to any consultant, within a one-year period, of a number of shares may not exceed 2% of the issued common shares.

Accordingly, shareholders will be requested at the Meeting to pass an ordinary resolution in the following form:

“RESOLVED, AS AN ORDINARY RESOLUTION, THAT:

1.

The adoption of the Corporation’s Stock Option Plan be ratified, confirmed and approved, subject to acceptance by the TSX Venture Exchange;

2.

The Corporation be authorized to grant stock options for up to 10% of the common shares of the Corporation outstanding from time to time pursuant and subject to the terms and conditions of the Stock Option Plan;

3.

The previous existing stock options granted to directors, officers and other insiders be ratified, confirmed and approved; all existing stock options becoming subject to the provisions of the Stock Option Plan upon adoption by the Corporation;

4.

The Board of Directors be authorized on behalf of the Corporation to make any amendments to the Stock Option Plan as may be required by regulatory authorities, without further approval of the Shareholders of the Corporation, in order to ensure adoption of the Stock Option Plan; and

5.

Any one director or officer of the Corporation be and he is hereby authorized and directed to do all such acts and things and to execute and deliver under the corporate seal or otherwise all such deeds, documents, instruments and assurances as in his opinion may be necessary or desirable to give effect to this resolution.”

OTHER MATTERS

Management of the Corporation knows of no matters to come before the Meeting other than those referred to in the Notice of Meeting accompanying this Information Circular. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the form of proxy accompanying this Information Circular to vote the same in accordance with their best judgment of such matters.

Additional information relating to the Corporation is on SEDAR at www.sedar.com. Shareholders may contact the Corporation to request copies of the Corporation’s financial statements and MD&A by sending a request to the Vancouver office of the Corporation. Financial information is provided in the Corporation’s comparative financial statements and MD&A for the financial year ended August 31, 2004.

Certificate For Alberta Shareholders

The foregoing contains no untrue statements of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

The Corporation is a reporting issuer in Alberta due to its listing on the TSX Venture Exchange. The following is required by the Securities Rules (Alberta):

IT IS AN OFFENCE UNDER THE SECURITIES ACT (ALBERTA), THE SECURITIES REGULATION (ALBERTA) AND THE ALBERTA SECURITIES COMMISSION RULES FOR A PERSON OR COMPANY TO MAKE A STATEMENT IN A DOCUMENT REQUIRED TO BE FILED OR FURNISHED UNDER THE ACT OR REGULATIONS THAT, AT THE TIME AND IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH IT IS MADE, IS A MISREPRESENTATION.

DATED at Vancouver, British Columbia, this 15th day of December, 2004.

ON BEHALF OF THE BOARD OF DIRECTORS

"J. Paul Sorbara"

“Dennis S. Fong”

President

Chief Financial Officer